Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 4, 2005, except for Note 17, as to which the date is May 26, 2005 relating to the financial statements of iRobot Corporation, which appears in iRobot Corporation's Registration Statement on Form S-1.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
November 8, 2005